JOHN  HANCOCK   INSTITUTIONAL   SERIES   TRUST  John   Hancock   Small
     Capitalization Value Fund Change of Name of a Series of Shares The undersigned, being a majority of the Trustees of John Hancock Institutional Series Trust, a Massachusetts business trust (the "Trust"), hereby amend the Trust's Amended and Restated Declaration of Trust dated June 6, 2000, as amended from time to time, to the extent necessary to reflect the change of the name of John Hancock Small Capitalization Value Fund to John Hancock Small Cap Equity Fund. The Declaration of Trust is hereby amended to the extent necessary to reflect the change of name of a series of shares, effective September 30, 2001. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust. IN WITNESS WHEREOF, the undersigned have executed this instrument on the 12th day of September 2001. ______________________ James F. Carlin
     ___________________________   Charles  L.   Ladner   ______________________
     William H. Cunningham _______________________ Steven R. Pruchansky ______________________ John M. DeCiccio _______________________ Norman H.
     Smith ______________________ Ronald R. Dion _______________________ John P.
     Toolan ______________________ Maureen R. Ford The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust. STATE OF MASSACHUSETTS ) )ss COUNTY OF SUFFOLK ) Then personally appeared the above-named James F. Carlin, William H. Cunningham, John M. DeCiccio, Ronald R. Dion, Maureen R. Ford, Charles L. Ladner, Steven R. Pruchansky, Norman H. Smith, and John P. Toolan, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 12th day of September, 2001. __________________________________ Notary
     Public           My            Commission            Expires:______________
     s:\dectrust\amendmts\institut\Small Capitalization Value Name Change